Exhibit 10

NOTICE OF GRANT

to

(“Grantee”)

by

NUCOR CORPORATION

of

Nonqualified Stock Options (“Options”)

each of which shall represent the right to purchase, when and as provided herein, one (1) share of Common Stock, par value $0.40, of Nucor Corporation at an Exercise Price of $         per share of Common Stock.

This grant shall be subject in all respects to the provisions of the Nucor Corporation 2010 Stock Option and Award Plan and the terms and conditions set forth in the Nonqualified Stock Option Award Agreement attached hereto and incorporated herein by reference.

Unless vested earlier in accordance with Section 3 of the Nonqualified Stock Option Award Agreement, the Options shall become vested in and exercisable by the Grantee as follows, provided the Grantee has been continuously employed by the Company from the Grant Date until the date of vesting:

Percentage of Units Vested	Date of Vesting

100%	Third Anniversary of Grant Date

IN WITNESS WHEREOF, Nucor Corporation, acting by and through its duly authorized officer, has caused this Notice of Grant to be executed as of the Grant Date set forth below.

NUCOR CORPORATION

By:
Name:
Title:

Grant Date:

Expiration Date:

NUCOR CORPORATION

2010 Stock Option and Award Plan

Nonqualified Stock Option Award Agreement

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made and entered into as of the      day of             ,             , by and between Nucor Corporation, a Delaware corporation (the “Company”), and the individual (the “Grantee”) identified in the accompanying Notice of Grant of Nonqualified Stock Options (the “Notice”).

TERMS AND CONDITIONS

1. Grant of Options. The Company hereby grants to the Grantee, subject to the restrictions and the other terms and conditions set forth in the Nucor Corporation 2010 Stock Option and Award Plan (the “Plan”) and in this Award Agreement, the number of nonqualified stock options (the “Options”) set forth in the Notice, each of which shall represent the right to purchase, when and as provided herein, one (1) Common Share. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Date of Grant, Expiration Date and Exercise Price. The Date of Grant, Expiration Date and Exercise Price of the Options are specified in the Notice.

3. Vesting of Options. The Options shall vest in and be exercisable by the Grantee on the earliest to occur of the following:

(a) As of the Date of Vesting specified in the Notice;

(b) On the date of the termination of the Grantee’s employment with the Company by reason of the Grantee’s death, Disability or Retirement; or

(c) A Change in Control of the Company.

In the event the Grantee’s employment with the Company terminates for any reason, any Options not vested pursuant to this Section shall lapse and be cancelled without further action by the Company.

The term “Retirement” means the voluntary termination of the Grantee’s employment with the approval of the Committee after the date the Grantee has satisfied the following age and years of service eligibility requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

The term “Disability” means the total and permanent disability of the Grantee prior to Retirement or other termination of employment, as evidence by a determination of disability for purposes of entitlement to receive disability benefits under the Company’s long-term disability plan.

The term “Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, at the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Grant Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act

(“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) an acquisition directly by or from the Company or any Subsidiary; (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (A) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which as acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale.

4. Exercise of Options.

(a) General. The Grantee may exercise the Options for all (and not less than all) of the Common Shares subject to the Options at any time after the Options become vested and exercisable as prescribed in Section 3. Except to the extent otherwise provided in Section 5, once the Options have become vested and exercisable in accordance with the preceding sentence, the Options shall continue to be exercisable until the earlier of the termination of Grantee’s rights hereunder pursuant to Section 5, or until the Expiration Date.

(b) Method of Exercise and Payment for Shares. This Option shall be exercised by written or electronic notice, in a form prescribed by the Company, delivered to the Company or its designee by mail, overnight delivery service, in person or via other means authorized by the Company. Such notice shall be accompanied by either (i) irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares as to which the Options are to be exercised and to deliver the sale or margin loan proceeds directly to the Company to pay the Exercise Price or (ii) payment in full of the Exercise Price in cash or cash equivalent acceptable to the Committee. The Grantee’s right to exercise the Options shall be conditioned upon and subject to satisfaction, in a manner acceptable to the Company, of any withholding tax liability under any state or federal law arising in connection with exercise of the Options.

5. Exercise Period.

(a) Death, Disability or Early Retirement. In the event (i) the Grantee dies while employed by the Company or a Subsidiary or (ii) the Grantee’s employment with the Company or a Subsidiary is terminated due to the Grantee’s Disability or Early Retirement, the vested Options may be exercised by the Grantee, or, in the case of the Grantee’s death, by the Grantee’s estate, or the person or persons to whom the Grantee’s rights under the Options shall pass by will or the laws of descent and distribution, until                      or during the remainder of the period preceding the Expiration Date, whichever is shorter.

(b) Normal Retirement. In the event the Grantee’s employment with the Company and its Subsidiaries is terminated due to the Grantee’s Normal Retirement, the vested Options may be exercised by the Grantee during the remainder of the period preceding the Expiration Date.

(c) Other Termination of Employment. In the event the Grantee’s employment with the Company and its Subsidiaries is terminated by the Company without Cause or by the Grantee’s resignation for any reason other than the Grantee’s death, Disability, Early Retirement or Normal Retirement, the vested Options may be exercised by the Grantee until the date that is three (3) months after the date of such termination of employment or during the remainder of the period preceding the Expiration Date, whichever is shorter.

(d) Termination for Cause. All of the Options (whether vested or unvested) shall immediately terminate on the date the Grantee’s employment with the Company and all Subsidiaries is terminated for Cause, and none of the Options shall be exercisable thereafter.

(e) Definitions. The following terms shall have the meanings set forth herein:

(i) “Cause” means “Cause” as defined in any employment agreement between the Grantee and the Company or, if there is no such employment agreement, (A) theft, fraud, dishonesty or gross and willful misconduct by the Grantee that is demonstrably and materially injurious to the Company, whether monetarily or otherwise, or (B) the Grantee’s failure to comply with the policies, standards, regulations or directives from Company’s Board of Directors as issued from time to time, which is not corrected within ten (10) days of notice by Company to Grantee regarding such alleged failure to comply.

(ii) “Early Retirement” means the Grantee’s Retirement (as defined in Section 3 above) prior to the date the Grantee has attained age sixty-three (63) and completed ten (10) years of service.

(iii) “Normal Retirement” means the Grantee’s Retirement (as defined in Section 3 above) on or after the date the Grantee has attained age sixty-three (63) and completed ten (10) years of service.

6. Limitation of Rights. The Options do not confer upon the Grantee, or the Grantee’s estate in the event of the Grantee’s death, any rights as a stockholder of the Company unless and until the Options are exercised and Common Shares are purchased by such person in respect of the Options. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company to terminate the Grantee’s service at any time, nor confer upon the Grantee any right to continue in the service of the Company.

7. Restrictions on Transfer and Pledge. No right or interest of the Grantee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of the Grantee to any other party other than the Company or a Subsidiary. The Options may not be assigned, pledged or otherwise transferred by the Grantee other than by will or the laws of descent and distribution. During the lifetime of the Grantee, the Options may be exercised or surrendered only by the Grantee.

8. Plan Controls. The terms contained in the Plan (including without limitation provisions regarding changes in capital structure of the Company) are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Agreement, the provisions of the Plan shall be controlling and determinative.

9. Amendment. The Company may amend or terminate this Award Agreement without the consent of the Grantee; provided, however, that such amendment or termination shall not, without the Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

10. Successors. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the Plan.

11. Severability. If any one or more of the provisions contained in this Award Agreement are invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

12. Notice. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

Attn: Corporate Secretary

or any other address designated by the Company in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

13. Incorporation of Notice. The Notice is incorporated by reference and made a part of this Award Agreement.

14. Governing Law. This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of North Carolina without reference to rules relating to conflicts of law.

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